UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

Interval Leisure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 11, 2016 (the “Closing Date”), Interval Leisure Group, Inc. (the “Company”) completed the previously disclosed transactions (the “Transactions”) contemplated by (i) the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2016 (the “Merger Agreement”), by and among the Company, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), Vistana Signature Experiences, Inc. (“Vistana”), and Iris Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Company and (ii) the Amended and Restated Separation Agreement, dated as of April 18, 2016 (the “Separation Agreement”), by and among the Company, Starwood and Vistana.  The completion of the Transactions, including the merger of Merger Sub with and into Vistana, with Vistana surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”), resulted in the acquisition by the Company of the vacation ownership business of Starwood (the “Vistana Business”).

Pursuant to the terms of the Separation Agreement, Starwood caused certain assets and liabilities of the Vistana Business to be sold directly to subsidiaries of the Company on the Closing Date and immediately prior to the Merger, or otherwise conveyed, pursuant to an internal restructuring, to Vistana and entities that became Vistana subsidiaries prior to the Merger, in order to separate the Vistana Business from Starwood’s other businesses.  Immediately thereafter, Starwood distributed, via spin-off, on a pro rata basis (the “Spin-Off”) to holders of record of Starwood’s common stock, par value $0.01 per share, as of March 28, 2016, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Vistana (the “Vistana common stock”).  The holders of units of SLC Operating Limited Partnership, a Delaware limited partnership, as of March 28, 2016, also received shares of Vistana common stock.  At the effective time of the Merger (the “Effective Time”), each share of Vistana common stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive approximately 0.4309 shares of common stock, par value $0.01 per share, of the Company (the “Company common stock”) together with cash in lieu of any fractional shares, resulting in the Starwood holders that received Vistana common stock in the Spin-Off owning approximately 55% of the outstanding shares of Company common stock immediately following the Merger and existing holders of Company common stock as of immediately prior to the Merger owning approximately 45% of the outstanding shares of Company common stock immediately following the Merger.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Separation Agreement, copies of which are filed as Exhibits 2.2 and 2.1, respectively, to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2016 and incorporated herein by reference.

In connection with the consummation of the Transactions, the Company, Starwood and Vistana also entered into certain other agreements, which are summarized below.

License Agreement

Vistana and, for limited purposes, the Company, entered into a License, Services and Development Agreement, effective as of the Closing Date, with Starwood (the “License Agreement”), pursuant to which Starwood granted Vistana an exclusive license to develop, sell, market, manage, operate and/or finance the Vistana Business and related properties under the “Westin® Vacation Club” and “Sheraton® Vacation Club” names and under approved property names using the Westin® and Sheraton® marks and a license to sell, market, manage, operate and/or finance certain existing vacation ownership properties that are part of the Vistana Business under the “St. Regis® Residence Club” and “The Luxury Collection® Residence Club” names and under existing property names using the “St. Regis®” and “The Luxury Collection®” marks.  Starwood also granted Vistana a license to market, operate and develop certain agreed upon programs, products and services of the Vistana Business under additional names and marks and to market, develop and/or operate certain existing vacation ownership properties that are not branded with Starwood’s marks using portions of Starwood’s system applicable to the Vistana Business (the “applicable system”).  Vistana’s license is limited to use with respect to vacation ownership interests that are primarily for leisure and vacation use, and Vistana is generally prohibited from using the licensed marks and the applicable system in the hotel, condominium hotel or whole ownership residential unit and property space.  Vistana has agreed to operate vacation ownership properties and the Vistana Business operating under the licensed marks using the applicable system in strict compliance with

Starwood’s brand standards and policies, and will be subject to various operating restrictions set forth in the License Agreement.

The initial term of the License Agreement will expire on December 31, 2095, but is subject to extension at Vistana’s option for up to two additional thirty-year terms, subject to certain conditions, including Vistana’s achievement of specified sales thresholds.  In addition, after the term ends, Vistana may continue to use the licensed marks on a non-exclusive basis for a “tail period” of thirty years in connection with the properties that were using the licensed marks, or were approved for development, when the term ended, subject to the terms of the License Agreement.

Vistana is required to pay Starwood an annual base royalty fee of $30 million (adjusted every five years for inflation, compounded annually) and a variable royalty fee equal to two percent of the gross sale price with respect to the sale of vacation ownership interests that are identified with or use the licensed marks, pursuant to the terms of the License Agreement.  Vistana and the Company are also subject to certain restrictions on transfer without Starwood’s consent, including with respect to transferring the License Agreement, transferring assets of the Vistana Business that is operated under the licensed marks using the applicable system and engaging in transactions where Vistana or the Company is not the surviving entity or where there is a change in control of Vistana or the Company, subject to certain specified exceptions.

Starwood may terminate the License Agreement or Vistana’s license to operate certain vacation ownership properties under the licensed marks using the applicable system as part of the Vistana Business immediately upon the occurrence of certain specified defaults.  Vistana has generally agreed to indemnify Starwood and its related persons for any losses arising in connection with its rights and obligations under the License Agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Noncompetition Agreement

Vistana entered into a Noncompetition Agreement with Starwood, effective as of the Closing Date (the “Noncompetition Agreement”). The Noncompetition Agreement generally prohibits, for a period of ten years from the Closing Date and subject to certain exceptions, Starwood from engaging in the vacation ownership business (other than the fractional business) (the “Timeshare Business”), and Vistana from engaging in the business of developing, selling, marketing, managing, operating, licensing or franchising hotels (the “Hotel Management and Franchising Business”).  During the term of the Noncompetition Agreement, Starwood, its subsidiaries and affiliates have agreed, subject to certain exceptions, not to (i) compete with Vistana in the Timeshare Business anywhere in the world, (ii) license Starwood’s names or marks to anyone anywhere in the world for use in the Timeshare Business, other than to Vistana or its affiliates, (iii) use or license the term “Starwood Vacation Network” or (iv) compete in the development, sale, marketing, management, operation or financing of fractional (3 weeks or more) interests and units under the Westin® and Sheraton® names and marks anywhere in the world or to license such names and marks for use in such business anywhere in the world to anyone other than Vistana or its affiliates.  During the term of the Noncompetition Agreement, Vistana, its subsidiaries and affiliates have agreed, subject to certain exceptions—including an exception for engaging in the business operated by Aqua-Aston Holdings, Inc. and its subsidiaries (“Aqua-Aston”) (provided Aqua-Aston does not solicit management of any hotels, including any hotel comprised of condominium units, managed by Starwood and its affiliates, or knowingly bid against Starwood for management of any hotel, including any hotel comprised of condominium units, not then managed by Aqua-Aston)—not to (i) compete in the Hotel Management and Franchising Business anywhere in the world or (ii) license their names or marks or systems to anyone anywhere in the world for use in the Hotel Management and Franchising Business, other than to Starwood or its affiliates.  The Noncompetition Agreement will terminate prior to the end of its ten-year term if the License Agreement is terminated.

The foregoing description of the Noncompetition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Noncompetition Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Tax Matters Agreement

The Company, Starwood and Vistana entered into a Tax Matters Agreement, effective as of the Closing Date (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to certain taxes, including both taxes arising in the ordinary course of business as well as taxes, if any, incurred (i) as a result of any failure of the Spin-Off, Merger and certain related transactions consummated in connection with Starwood’s internal restructuring prior to the Spin-Off to qualify for their intended U.S. federal income tax treatment and (ii) in connection with the sale of certain assets and liabilities of the Vistana Business to one or more subsidiaries of the Company.  In addition to allocating responsibility for these taxes between the parties, the Tax Matters Agreement sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Starwood is generally responsible for, and must indemnify Vistana against, all pre-Spin-Off taxes relating to both Starwood’s retained business and the Vistana Business and certain transaction taxes imposed on or by reason of (i) Starwood’s internal restructuring in connection with the Spin-Off and (ii) the sale of certain assets and liabilites of the Vistana Business to one or more subsidiaries of the Company.  Starwood’s responsibility for pre-Spin-Off taxes extends to any taxes that arise from the failure of the Spin-Off, Merger and/or certain related transactions consummated in connection with Starwood’s internal restructuring prior to the Spin-Off to qualify for their intended tax treatment.  However, if Starwood incurs any of these taxes as a result of the Company’s or Vistana’s failure to comply with its obligations under the Tax Matters Agreement (as described below), then Vistana will be responsible for such taxes.  Vistana is also generally responsible for all post-Spin-Off taxes attributable to the Vistana Business.

Vistana must indemnify Starwood for (i) all taxes for which Vistana is responsible as described above, (ii) all taxes incurred by Starwood or any subsidiary of Starwood by reason of the breach by Vistana of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).  Starwood must indemnify Vistana for (i) all taxes for which Starwood is responsible as described above, (ii) all taxes incurred by Vistana or any subsidiary of Vistana by reason of a breach by Starwood of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

The Company and Vistana and its subsidiaries are prohibited from taking certain actions that could cause the failure of the Spin-Off, Merger or certain related transactions consummated in connection with Starwood’s internal restructuring from qualifying for their intended tax treatment.  In each case, the Company’s and Vistana’s obligation to indemnify Starwood would not apply if these transactions would otherwise fail to qualify for their intended tax treatment, and in such a situation, some or all of these restrictions could become inapplicable.  Subject to certain exceptions, for a period of two years following the Closing Date, Vistana and the Company may not:

•                  enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50% or more of the vote or value of Vistana (taking into account the Vistana common stock acquired pursuant to the Merger);

•                  redeem or repurchase any stock or stock rights (other than in accordance with a safe harbor promulgated by the Internal Revenue Service (“IRS”);

•                  amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•                  merge or consolidate with any other person (other than pursuant to the Merger);

•                  take any other action that would, when combined with any other direct or indirect changes in ownership of Vistana capital stock (including pursuant to the Merger), have the effect of causing one or more persons to acquire stock comprising 50% or more of the vote or value of Vistana, or would reasonably be expected to adversely affect the intended tax treatment of the Transactions;

•                  dissolve or liquidate itself or any other Vistana entity (including any action that is a liquidation for federal income tax purposes);

•                  discontinue the active conduct of the Vistana Business; or

•                  sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 25% of the consolidated gross assets of Vistana and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions and repayments or prepayments of Vistana debt).

If Vistana intends to take any such restricted action that is not otherwise rendered inapplicable, Vistana is required to first, in cooperation with Starwood, obtain a supplemental IRS ruling or an unqualified tax opinion acceptable to Starwood to the effect that such action will not affect the intended tax treatment of the Spin-Off, Merger or certain related transactions consummated in connection with Starwood’s internal restructuring.  Even if Vistana may proceed with the restricted action, Vistana would nevertheless remain responsible for, and must indemnify Starwood against, taxes resulting if such intended tax treatment is adversely affected as a result of such action.

Subject to certain exceptions, Starwood is generally required to make, and the Company and Vistana must cooperate in the preparation and making of, a timely protective (or, in certain circumstances, actual) election under Section 336(e) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the Spin-Off.  The election generally would serve to ensure that in the event the Spin-Off is taxable to Starwood because it fails to qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code, including by reason of Section 355(e) of the Code, Vistana will have a tax basis in certain of its assets equal to their fair market value, which would be expected to result in future reductions in Vistana tax liability that otherwise would not be realized by Vistana if the election were not in effect.  In situations where Starwood is so taxed (and there is not an indemnification for such tax by the Company and Vistana), Vistana is generally required to pay to Starwood the amount of these future reductions in tax as and when they are actually realized, and Starwood is generally obligated to indemnify Vistana for taxes imposed if and to the extent a reduction in tax in respect of which Vistana made a payment to Starwood is subsequently reversed by a taxing authority.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Transition Services Agreement

The Company and Starwood entered into a Transition Services Agreement, effective as of the Closing Date (the “Transition Services Agreement”), pursuant to which Starwood will provide to the Company and its affiliates certain services on a transitional basis following the Closing Date in order to facilitate the transition of the Vistana Business to the Company.  Among other services, the transition services generally relate to information technology and accounting and finance.  The parties may also agree to include additional services that were provided by Starwood to Vistana in the twelve months prior to the Closing Date and that are reasonably necessary for the Company to continue the operation of the Vistana Business.

The term of the transition services varies by service, and the term of certain services may be extended.  However, no term continues for more than two years after the Closing Date.  Subject to certain exceptions, the Company and its affiliates are generally able to cancel any service for any reason within 120 days’ prior written notice to Starwood, but in such event must reimburse Starwood for any out of pocket third-party costs incurred by Starwood as a result of such cancellation.  In addition, each of the parties may terminate the Transition Services

Agreement and all transition services if the other party materially breaches any of its obligations thereunder and does not cure the breach within a specified period after receiving notice of the breach.

The Company is only required to compensate Starwood, or any applicable service provider designated by Starwood, for services actually provided under the Transition Services Agreement, which fees have been agreed upon by the parties based on the service (other than omitted services that are later added as specified above, which fees will be as set forth in the Transition Services Agreement).  The service fees paid by the Company also include an administrative service fee.  The Company will additionally be responsible for paying migration fees based on an agreed-upon methodology in respect of any services provided by Starwood to assist with Vistana’s implementation of a migration plan to either provide the applicable transition services internally or obtain a third-party service provider to provide such services.

Starwood and the Company have generally agreed to indemnify each other and each other’s related parties from losses resulting from, among other things, each party’s noncompliance with confidentiality obligations under the Transition Services Agreement, applicable law and credit card company security requirements and standards, third-party intellectual property infringement, fraud, gross negligence and willful misconduct.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, attached hereto as Exhibit 10.4 and incorporated herein by reference.

SPG Affiliation Agreement

Vistana entered into a Starwood Preferred Guest Affiliation Agreement, effective as of the Closing Date, with Starwood and its affiliate, Preferred Guest, Inc. (the “SPG Affiliation Agreement”), that provides for the continued participation of Vistana, the Westin®, Sheraton®, St. Regis® and The Luxury Collection® branded properties, and certain licensed unbranded vacation ownership properties in Starwood’s Starwood Preferred Guest® loyalty program (the “SPG Program”).  The SPG Affiliation Agreement permits Vistana and its affiliates to continue to offer Starpoints® to members of the SPG Program as an incentive upon purchase of a Vistana vacation ownership property, for exchange of a licensed vacation ownership interest or property, to resolve certain customer service issues or otherwise as a gesture of goodwill, and for certain promotional purposes.  The SPG Affiliation Agreement provides the terms on which such Starpoints® will expire or be forfeited as well as for their redemption, transfer and use.  Unless otherwise terminated earlier as a result of certain defaults, the SPG Affiliation Agreement will terminate in connection with the termination or expiration of the License Agreement.

The foregoing description of the SPG Affiliation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SPG Affiliation Agreement, attached hereto as Exhibit 10.5 and incorporated herein by reference.

Employee Matters Agreement

As previously disclosed, on October 27, 2015, the Company, Vistana and Starwood entered into an Employee Matters Agreement, which was subsequently amended on April 18, 2016 (the “Employee Matters Agreement”), that, among other things, governs the parties’ obligations with respect to current and former employees of the Vistana Business and related matters, including employee benefit plans, terms of employment, equity awards, retirement plans and collective bargaining agreements.

Pursuant to the Employee Matters Agreement, employees working in the  Vistana Business and certain other agreed-upon employees (the “Vistana Employees”) were transferred from Starwood to Vistana and its subsidiaries prior to the Spin-Off.  In addition, Vistana has generally assumed or retained responsibility as an employer of the Vistana Employees, for any collective bargaining agreement covering Vistana Employees and for all obligations and liabilities with respect to (i) certain employment agreements with Vistana Employees, (ii) all Vistana employee benefit plans, (iii) all liabilities with respect to the employment or termination of employment of Vistana Employees and (iv) any other liabilities expressly assigned to Vistana under the Employee Matters Agreement.  In addition, the Company agreed, until December 31, 2016 and subject to certain exceptions, to generally provide (or cause to be provided) to each Vistana Employee (i) an annual salary, target bonus opportunity and commission opportunities no less than as was provided prior to the closing of the Transactions, (ii) employee benefits that are comparable in the aggregate, with certain exceptions, to what such Vistana Employee received immediately prior to the closing of the Transactions, (iii) severance benefit opportunities that are not less favorable than the greater of what is provided in the Vistana Employee’s offer letter (if assumed by Vistana) or as would be provided under Starwood’s severance guidelines and (iv) an opportunity to participate in a tax-qualified defined contribution retirement plan established or maintained by the Company.

Pursuant to the terms of the Employee Matters Agreement, effective as of the Closing Date, all Vistana Employees were entitled to participate in certain employee benefit plans established or maintained by the Company (with credit for prior service), including a qualified defined contribution retirement plan sponsored by the Company that has the same employer-matching and vesting provisions as the defined contribution retirement plan sponsored by Starwood in which such employees participated prior to the Effective Time.  The Employee Matters Agreement also provided for the transition on April 1, 2016 of the health and welfare benefits of the employees of the Vistana Business from plans sponsored by Starwood to plans sponsored by Vistana (including with respect to COBRA continuation coverage for former employees of the Vistana Business and their qualified beneficiaries). In addition, as of the Closing Date, certain benefits under a deferred compensation plan maintained by Starwood will transition to one maintained by the Company.  The Employee Matters Agreement also provided that on and after April 1, 2016, neither Vistana nor the Company would be required to provide a dependent care flexible spending account for the benefit of the employees of the Vistana Business.

The Company also agreed to indemnify Starwood for withdrawal liability incurred by Starwood under a multiemployer plan with respect to Vistana Employees resulting from actions taken by the Company or Vistana on or after the first anniversary of the Closing Date, provided Starwood or an affiliate satisfies any of its required ongoing obligations to make contributions to the multiemployer plan that remain unpaid at the time of the withdrawal event triggering such indemnification right.

Any outstanding Starwood equity awards that were granted in 2014 or later and held by Vistana Employees (“Starwood Equity Awards”) will be converted into Company equity awards.  Starwood Equity Awards that were time-based stock awards were converted as of the Effective Time into Company time-based stock awards on substantially the same terms, vesting conditions and other restrictions as the prior Starwood Equity Awards. Starwood Equity Awards that were performance share awards were deemed to have been earned at the greater of the target level of achievement and the actual level of achievement measured as of the Closing Date and were converted as of the Effective Time into restricted stock unit awards covering Company common stock on substantially the same terms as the Starwood performance shares, except such awards will no longer be subject to any performance objectives and will vest on the third anniversary of the date that such initial Starwood Equity Award was granted.

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, attached hereto as Exhibit 10.6 and incorporated herein by reference.

In connection with the consummation of the Transactions, the Company, Starwood, Vistana and certain of their affiliates, as applicable, also entered into certain other commercial, franchising and operating agreements that provide for, among other things, the operation of certain properties that were transferred as part of the Vistana Business, as they are converted, in whole or in part, into vacation ownership properties, and become managed by Vistana, as well as marketing assistance and access to certain modeling and marketing lead data.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K above with respect to the consummation of the Transactions and the descriptions of the Transactions contained in the Company’s Current

Report on Form 8-K filed with the SEC on April 19, 2016 are incorporated by reference into this Item 2.01, and are qualified in their entirety by reference to the Merger Agreement and the Separation Agreement, copies of which were filed as Exhibits 2.2 and 2.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2016 and are incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)

Effective as of the Effective Time and pursuant to the terms of the Merger Agreement: (i) the Company increased the size of its board of directors (the “Board”) from eleven (11) to thirteen (13) members, (ii) each of Jeanette E. Marbert and Gary S. Howard resigned from the Board and (iii) each of Lizanne Galbreath, Stephen Quazzo, Sergio Rivera and Thomas Ryder, each previously designated by Starwood (collectively, the “Starwood Designees”), was appointed as a member of the Board.  The Company agreed to cause the Starwood Designees to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at the next two annual meetings of Company stockholders to occur following the Effective Time and to use commercially reasonable efforts to cause the election of each such Starwood Designee, including soliciting proxies in favor of the election of such designees, at such annual meetings.  The Company also agreed that the Board shall take all action necessary such that, effective as of the Effective Time, during such time as the Starwood Designees are required to be appointed as members of the Board in accordance with the Merger Agreement, at least one Starwood Designee shall be appointed to each of the Nominating Committee, the Audit Committee and the Compensation and Human Resources Committee of the Board. Effective as of the Effective Time, Ms. Galbreath was appointed to serve on the Nominating Committee, Mr. Quazzo was appointed to serve on the Audit Committee and Mr. Ryder was appointed to serve on the Compensation and Human Resources Committee of the Board. Additional information about the Starwood Designees is contained in the Director Appointments Press Release discussed in Item 8.01 below and a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Each of the Starwood Designees will be compensated for Board services in the same manner as other members of the Board as described in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which the Company filed with the SEC on March 9, 2016.  The officers of the Company immediately prior to the Merger continue to be the officers of the Company following the Merger.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Transactions and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

(e)

Background and Market Data

Given the magnitude of the Vistana transaction, the new combined company will have significantly increased scale, geographic presence, and diversity of revenue streams and product offerings, with meaningful synergy expectations over the next three to five years.  This Merger positions the Company at a higher tier within the industry, and in competition for executive talent with much larger and more sophisticated competitors than in prior years.  The combined company also requires significant focus over the coming years to ensure an effective integration that achieves the financial objectives of the Merger.

In light of these considerations,  the Company’s Compensation and Human Resources Committee (the “Committee”) commissioned a peer group review and compensation assessment for certain executive positions directly impacted by the Merger, whose roles will have a greater scope of responsibility within the larger organization, and who are key contributors to the overall strategy and integration of the new combined company.  A new 14 company peer group was selected, and used for compensation benchmarking.  This new group included relevant industry peers with an overall median revenue scope of $1.6B, placing the Company’s expected post-transaction revenues at approximately the 51st percentile of this new group of peers. The peer group review and compensation assessment was conducted by Meridian Compensation Partners, the Committee’s independent compensation advisor.

Given the structure of the Company, only a limited number of executive positions were impacted directly by the Merger.  Based on the expanded scope of certain executive roles as well as the results of the compensation assessment, the Committee determined that market adjustments were necessary and appropriate for certain members of the senior management team at this time in order to maintain the Company’s market competitive, pay-for-performance compensation philosophy and structure, and to do so as close to the time of the Merger as possible.

Based on the compensation assessment, compensation levels for the Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) were significantly below market median levels of the new peer group, with salaries 15% to 20% below market median, and total compensation as much as 35% below market.  The Committee determined that the market adjustments described below were necessary to bring compensation closer to median and to reflect the executives’ expanded accountabilities and span of management control.  These adjustments maintain the historical pay-for-performance compensation structure by placing a significant portion of compensation at risk, and based on the future achievements of the new combined organization.   The compensation adjustments described below will position total compensation for these three executives within a competitive range around median, with no executive exceeding 1% above median.

In making these determinations, the Committee also considered that the CEO has not had a salary increase since 2008 and that the COO and CFO have had limited increases during that period.

Accordingly, effective May 12, 2016, the Committee approved compensation adjustments for these Named Executive Officers.

Transaction Bonuses

As previously disclosed, the Committee approved a $1.5 million pool for the purpose of awarding transaction bonuses for a number of employees related to the completion of the transactions contemplated by the Merger and the separation agreements between the Company, Vistana and related entities. Following the completion of the Merger (the “Effective Time”), the bonuses that will become payable (pursuant to the aforementioned pool) are as follows: for the CEO — $320,000, for the COO — $190,000 and for the CFO — $125,000.

Performance Restricted Stock Unit (RSU) Awards

Additionally, the Committee approved leadership RSU awards in conjunction with the Merger. These awards will be granted on the business day following the Effective Time and will vest on the third anniversary of the grant date. These awards are intended to create greater emphasis on, and provide increased rewards for, the effective integration and strong continuing operations of the Company post-Merger as well as serving as a retention tool for senior executives that are critical to such execution.

To further link these awards to the success of the combined entity, 50% of these awards will vest subject to the satisfaction of initial performance conditions related to specific unit volume and market share operating metrics. The remaining 50% will be earned based on the achievement of three year Adjusted EBITDA goals (for 60% of these RSUs) and three year revenue goals (for 40% of these RSUs). The RSUs based on Adjusted EBITDA and revenue goals will be earned at target number of shares if target levels of performance are achieved. If higher levels of performance are achieved, up to 200% of the target shares may be earned. Accordingly, lower levels of performance will result in below target payouts. If minimum performance levels are not achieved, the RSUs based on Adjusted EBITDA and/or revenue performance will be forfeited.

For this purpose, Adjusted EBITDA is defined as net income attributable to common stockholders excluding, without duplication, if applicable: (1) non-operating interest income and interest expense, (2) income taxes,  (3) depreciation and amortization expense, (4) non-cash compensation expense,  (5) goodwill and asset impairments,  (6) acquisition related and restructuring costs, (7) other non-operating income and expense, (8) the impact of the application of purchase accounting, (9) the deferral adjustment associated with percentage of completion accounting guidelines reflecting its impact on GAAP revenues and expenses, and (10) other special items.

The total leadership RSU awards are as follows: for the CEO — $2,500,000, for the COO — $1,000,000 and for the CFO — $1,000,000.

Base Salary and Annual Incentive Adjustments

Beginning after the Effective Time, the CEO’s salary shall be increased to $865,000 per year, the COO’s salary shall be increased to $475,000 per year and the CFO’s salary shall be increased to $420,000 per year.  Prior to these adjustments the base salaries of the CEO, COO and CFO were 22%, 15% and 20% below market median base salary levels, respectively.  In addition, the CEO’s target for annual incentive payments will be increased to 120% of salary.

Item 5.08                                           Shareholder Director Nominations

On May 11, 2016, the Board approved August 3, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for the Annual Meeting will be June 9, 2016. Qualified stockholder proposals (including proposals made pursuant to Rule 14a-18 under the Securities Exchange Act of 1934, as amended) to be presented at the Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting must be received at Company headquarters, addressed to the corporate secretary, not later than May 23, 2016. For inclusion in the Company’s proxy statement, proposals must comply with applicable Delaware law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s fourth amended and restated bylaws.

Item 8.01                                           Other Events.

On May 12, 2016, the Company and Starwood issued a joint press release announcing the consummation of the Transactions.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 12, 2016, the Company also issued a press release announcing the resignations from the Board and the appointment of the Starwood Designees to the Board (the “Director Appointments Press Release”). A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Financial Statements of the Vistana Business.

The audited combined financial statements of the Vistana Business as of December 31, 2015 and December 31, 2014 and for each of the three years ended December 31, 2015, 2014 and 2013, and the notes related thereto, are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(b)         Pro Forma Financial Information.

The Company will file the pro forma financial information required pursuant to this Item 9.01(b) in relation to the Transactions by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(d)      Exhibits.

Exhibit Number	Description
10.1	License, Services and Development Agreement, effective as of May 11, 2016, by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc.
10.2	Noncompetition Agreement, dated as of May 11, 2016, by and between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.
10.3	Tax Matters Agreement, dated as of May 11, 2016, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.
10.4	Transition Services Agreement, dated as of May 11, 2016, by and between Interval Leisure Group, Inc. and Starwood Hotels & Resorts Worldwide, Inc.
10.5	Starwood Preferred Guest Affiliation Agreement, effective as of May 11, 2016, by and among Starwood Hotels & Resorts Worldwide, Inc., Preferred Guest, Inc. and Vistana Signature Experiences, Inc.
10.6

Employee Matters Agreement, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc., as amended by Amendment to Employee Matters Agreement, dated as of April 18, 2016.

99.1	Press Release re: Consummation of the Transactions, dated May 12, 2016.
99.2	Press Release re: Board Resignations and Appointments, dated May 12, 2016.
99.3

The audited combined financial statements of the Vistana Business as of December 31, 2015 and December 31, 2014 and for each of the three years ended December 31, 2015, 2014 and 2013, and the notes related thereto (incorporated by reference to pages F-3 to F-41 of the Company’s Registration Statement on Form S-4/A (Registration No. 333-208567), filed with the SEC on March 17, 2016).

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including statements as to the expected effects of the Merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially.  Such estimates and statements include, but are not limited to, statements about the benefits of the

Merger, management’s current expectations and assumptions about future events, including future financial performance, the combined company’s plans, objectives, expectations, intentions, business prospects and strategy, and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the management of the Company, Vistana and Starwood and are subject to significant risks and uncertainties outside of the Company’s control.  Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements is failure to realize the benefits expected from the Merger.  Discussions of additional risks and uncertainties are contained in the Company’s, Starwood’s and Vistana’s filings with the SEC.  None of the Company, Starwood or Vistana is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President, General Counsel
and Secretary

Date:  May 12, 2016

EXHIBIT INDEX

Exhibit
No.	Description
10.1	License, Services and Development Agreement, effective as of May 11, 2016, by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc.
10.2	Noncompetition Agreement, dated as of May 11, 2016, by and between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.
10.3	Tax Matters Agreement, dated as of May 11, 2016, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.
10.4	Transition Services Agreement, dated as of May 11, 2016, by and between Interval Leisure Group, Inc. and Starwood Hotels & Resorts Worldwide, Inc.
10.5	Starwood Preferred Guest Affiliation Agreement, effective as of May 11, 2016, by and among Starwood Hotels & Resorts Worldwide, Inc., Preferred Guest, Inc. and Vistana Signature Experiences, Inc.
10.6

Employee Matters Agreement, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc., as amended by Amendment to Employee Matters Agreement, dated as of April 18, 2016.

99.1	Press Release re: Consummation of the Transactions, dated May 12, 2016.
99.2	Press Release re: Board Resignations and Appointments, dated May 12, 2016.
99.3

The audited combined financial statements of the Vistana Business as of December 31, 2015 and December 31, 2014 and for each of the three years ended December 31, 2015, 2014 and 2013, and the notes related thereto (incorporated by reference to pages F-3 to F-41 of the Company’s Registration Statement on Form S-4/A (Registration No. 333-208567), filed with the SEC on March 17, 2016).